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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                 AMENDMENT NO. 4
                                       TO
                                 SCHEDULE 13E-3
                                (Final Amendment)

                        RULE 13E-3 TRANSACTION STATEMENT
       (PURSUANT TO SECTION 13(e) OF THE SECURITIES EXCHANGE ACT OF 1934)

                            Thermo Vision Corporation
                                (Name of Issuer)

                            Thermo Vision Corporation
                         Thermo Instrument Systems Inc.
                           Thermo Electron Corporation
                      (Name of Person(s) Filing Statement)

                     Common Stock, par value $.01 per share
                         (Title of Class of Securities)

                                   883600 10 8
                      (CUSIP Number of Class of Securities)

                          Sandra L. Lambert, Secretary
                            Thermo Vision Corporation
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                                  P.O. Box 9046
                        Waltham, Massachusetts 02454-9046
                                 (781) 622-1000
   (Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications on Behalf of Person(s) Filing Statement)

                                 with a copy to:
                       Seth H. Hoogasian, General Counsel
                            Thermo Vision Corporation
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                                  P.O. Box 9046
                        Waltham, Massachusetts 02454-9046
                                 (781) 622-1000

This statement is filed in connection with (check the appropriate box):

a. /X/ The filing of solicitation materials or an information statement subject to Regulation 14A, Regulation 14C, or Rule 13e-3(c) under the Securities Exchange Act of 1934.

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b. / / The filing of a registration statement under the Securities Act of 1933.

c. / / A tender offer.

d. / / None of the above.

Check the following box if the soliciting materials or information statement referred to in checking box (a) are preliminary copies. / /


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     This Amendment No. 4 to Rule 13e-3 Transaction Statement (the "Final
Amendment") amends and supplements the Rule 13e-3 Transaction Statement on
Schedule 13E-3 filed with the Securities and Exchange Commission (the "Commission") by Thermo Vision Corporation ("Thermo Vision" or the "Company"), Thermo Instrument Systems Inc. ("Thermo Instrument"), VIZ Acquisition Corporation (the "Merger Sub"), and Thermo Electron Corporation ("Thermo Electron") on September 9, 1999, as amended and supplemented by Amendment No. 1 thereto filed on October 22, 1999, by Amendment No. 2 thereto filed on November 16, 1999, and by Amendment No. 3 thereto filed on December 3, 1999 (as amended and restated, the "Statement"), in connection with a proposal to adopt an Agreement and Plan of Merger dated as of August 25, 1999 (the "Merger Agreement") by and among Thermo Instrument, the Merger Sub and Thermo Vision, pursuant to which the Merger Sub, a subsidiary of Thermo Instrument, will be merged with and into Thermo Vision.

     This Final Amendment is being filed, pursuant to Rule 13e-3(d)(3), to report the results of the transaction that is the subject of this Statement. Capitalized terms used herein not otherwise defined shall have the meanings ascribed to such terms in this Statement. Except as expressly set forth in this Final Amendment, all information in this Statement remains unchanged.

ITEM 3. PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS.

     The information set forth in Item 3 of the Statement is hereby amended and supplemented as follows: At a Special Meeting of the stockholders held on January 6, 2000, the stockholders of Thermo Vision voted to adopt the Merger Agreement. The Merger Agreement was adopted (i) by holders of a majority of the Company's outstanding shares of common stock entitled to vote at the Special Meeting, as required by Delaware law, and (ii) by holders of a majority of the outstanding shares of common stock voted at the Special Meeting by stockholders other than Thermo Instrument, Thermo Electron, and officers and directors of the Company, Thermo Instrument and Thermo Electron, as required by the Merger Agreement. The transactions with respect to the Merger described in this Statement were consummated on January 6, 2000. The Company filed a Certificate of Merger with the Secretary of State of the State of Delaware on January 6, 2000 and, as a result, the Merger became effective as of 12:00 p.m. (the "Effective Time") on that date. The separate existence of the Merger Sub ceased as of the Effective Time. Each share of common stock of the Company that was issued and outstanding immediately prior to the Effective Time (other than shares held by Thermo Instrument and Thermo Electron and stockholders exercising dissenters' rights) was converted as of the Effective Time into the right to receive $7.00 per share in cash without interest, in accordance with the Merger Agreement.

ITEM 5. PLANS OR PROPOSALS OF THE ISSUER OR AFFILIATE.

     The information set forth in Item 5 of the Statement is hereby amended and supplemented as follows: The Merger was consummated on January 6, 2000. Because the Company, as a result of the Merger, has only two stockholders, Thermo Instrument and Thermo Electron, the Company filed on January 7, 2000 a certification on Form 15 pursuant to Rule 12g-4 to provide notice of termination of the registration of the common stock of the Company under the


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Securities Exchange Act of 1934, as amended, and to suspend all reporting requirements thereunder.

ITEM 10. INTEREST IN SECURITIES OF THE ISSUER.

     The information set forth in Item 10 of the Statement is hereby amended and supplemented as follows: As a result of the Merger and the transactions consummated in connection therewith, Thermo Instrument and Thermo Electron own 100% of the outstanding capital stock of the Company (as the Surviving Corporation).

                                   SIGNATURES

     After due inquiry and to the best of his knowledge and belief, each of the undersigned certifies that the information set forth in this Statement is true, complete and correct.

                                 THERMO VISION CORPORATION


Dated:  January 7, 2000          By: /s/ Kenneth J. Apicerno
                                    -----------------------------------------
                                    Name: Kenneth J. Apicerno
                                    Title: Treasurer


                                 VIZ ACQUISITION CORPORATION


Dated:  January 7, 2000          By: /s/ Earl R. Lewis
                                    ------------------------------------------
                                    Name: Earl R. Lewis
                                    Title: President


                                 THERMO INSTRUMENT SYSTEMS INC.


Dated:  January 7, 2000          By: /s/ Earl R. Lewis
                                    -----------------------------------------
                                    Name: Earl R. Lewis
                                    Title: President and Chief Executive Officer


                                 THERMO ELECTRON CORPORATION


Dated:  January 7, 2000          By: Theo Melas-Kyriazi
                                    -----------------------------------------
                                    Name: Theo Melas-Kyriazi
                                    Title: Vice President and Chief
                                            Financial Officer

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